Exhibit 23.3

CONSENT OF MORTEN BEYER & AGNEW, INC

We hereby consent to the reference to us appearing in Note 18 to Morgan Stanley’s consolidated financial statements included in Item 8 of Morgan Stanley’s Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003 and to the incorporation by reference of that reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No, 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No, 333-04212

Registration Statement No, 333-25003

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No, 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

MORTEN BEYER & AGNEW, INC

By:
Name: Bryson P. Monteleone Title: Vice President Operations, CFO October 15, 2004